                                  SCHEDULE 14A
                                 [Rule 14a-101]

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
      Proxy Statement pursuant to Section 14(a) of the Securities Exchange
                          Act of 1934 (Amendment No. )

Filed by registrant [X]
Filed by party other than registrant [ ]
Check the appropriate box:

[X] Preliminary proxy statement            [ ] Confidential, for Use of the
                              Commission Only (as permitted by Rule 14a-6(e)(2))
[ ] Definitive proxy statement
[ ] Definitive additional materials
[ ] Soliciting materials pursuant to Rule 14a-11(c) or Rule 14a-12

                              MARK SOLUTIONS, INC.
-------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                        Board of Directors of Registrant
-------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies: ___________
(2) Aggregate number of securities to which transaction applies:_______________
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:________________________________________
(4) Proposed maximum aggregate value of transaction:___________________________
(5) Total fee paid:____________________________________________________________

[ ] Fee paid previously with preliminary proxy materials:______________________
[ ] Check box if any part of fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was previously paid. Identify the previous filing by registration number, or the for or schedule and the date of its filing.

(1) Amount previously paid:____________________________________________________
(2) Form, schedule or registration number:_____________________________________
(3) Filing party:______________________________________________________________
(4) Date filed:________________________________________________________________

                              MARK SOLUTIONS, INC.
                            Parkway Technical Center
                                1515 Broad Street
                          Bloomfield, New Jersey 07003

                                ---------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                December 4, 1997

                                ---------------

To the Shareholders of
Mark Solutions, Inc.

       NOTICE IS HEREBY GIVEN that the Annual Meeting of shareholders of Mark Solutions, Inc. (the "Company") will be held at the offices of Sax Macy Fromm & Co., P.C., 855 Valley Road, Clifton, New Jersey 07013, on December 4, 1997 at 10:00 a.m. for the following purposes:

              1.   To elect six directors;

              2. To approve an increase in the authorized shares of Common Stock to 50,000,000 shares; and

              3. To consider and act upon such other business as may properly come before the Annual Meeting.

       Only shareholders of record at the close of business on October 13, 1997 are entitled to receive notice of the Annual Meeting and to vote at the Annual Meeting.

       You are cordially invited to attend the Annual Meeting in person. Whether or not you plan to attend the Annual Meeting, you are urged to date and sign the enclosed proxy card and promptly return it in the enclosed reply envelope (which requires no postage if mailed in the United States) so that your shares may be voted for you.

By Order of the Board of Directors,

CARL COPPOLA,
Chairman

Dated: Bloomfield, New Jersey
       October 14, 1997

                              MARK SOLUTIONS, INC.
                            Parkway Technical Center
                                1515 Broad Street
                          Bloomfield, New Jersey 07003

                                 ---------------

                                 PROXY STATEMENT
                                       FOR
                         ANNUAL MEETING OF SHAREHOLDERS

                                December 4, 1997

                                 ---------------

      This Proxy Statement and accompanying proxy card are being furnished to the shareholders of Mark Solutions, Inc. (the "Company") in connection with the solicitation of proxies on behalf of the Board of Directors of the Company for use in voting at the Annual Meeting of Shareholders (the "Annual Meeting") to be held at the offices of Sax Macy Fromm & Co., P.C., 855 Valley Road, Clifton, New Jersey 07013, on December 4, 1997 at 10:00 a.m. At the Annual Meeting the shareholders will consider the following proposals: (i) the election of six (6) directors; (ii) to approve an increase in the authorized shares of Common Stock to 50,000,000 shares; and (iii) such other business as may properly come before the Annual Meeting.

      This Proxy Statement and accompanying proxy card are first being mailed to shareholders on or about October 16, 1997.

                           PROXIES; VOTING SECURITIES

      Only holders of shares of common stock, $ .01 par value, of the Company (the "Common Stock") of record at the close of business on October 13, 1997 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting. On the Record Date there were issued and outstanding 16,852,586 shares of Common Stock, held by approximately 185 shareholders of record. Each share of Common Stock entitles the holder thereof to one vote. Holders of Common Stock are not entitled to cumulative voting rights.

      The presence, in person or by proxy, of a majority of the outstanding Common Stock is required to constitute a quorum at the Annual Meeting. Abstentions are counted for purposes of determining a quorum. The election of directors will be determined by a plurality of votes, with the six nominees receiving the most votes being elected. Approval of the increase in authorized shares will require the affirmative vote of a majority of the outstanding Common Stock. Each of the other proposals will require the affirmative vote of a majority of the Common Stock present at the Annual Meeting.

      Proxies in the form enclosed, if properly submitted and not revoked prior to or at the Annual Meeting will be voted in accordance with the instructions indicated in such proxies. Proxies properly submitted which do not indicate voting instructions will be voted FOR the election of the named nominees as directors and FOR Proposal No. 2


      A proxy may be revoked by (i) delivery of a written statement to the Secretary of the Company stating that such proxy is revoked, (ii) by a subsequently dated proxy duly executed and presented at or prior to the Annual Meeting, or (iii) voting in person at the Annual Meeting.

      The Company will pay the cost of this solicitation which will be made primarily by mail. Proxies may also be solicited by directors, officers or employees of the Company without additional compensation, in person, or by telephone, facsimile or other similar means. The Company will, on request, reimburse shareholders who are brokers, dealers, banks, or their nominees, for their reasonable expenses in sending proxy materials and annual reports to the beneficial owners of Common Stock they hold of record.

                                 PROPOSAL NO. 1
                              ELECTION OF DIRECTORS

     At the Annual Meeting, six directors of the Company are to be elected, each to serve for a term of one year and until their respective successors are elected and qualified. Except for Mr. Yitz Grossman, all of the nominees currently serve as directors of the Company.

     Unless authority is specifically withheld, proxies will be voted FOR the election of the nominees named below. Each of the nominees has consented to being named in this Proxy Statement and to serve if elected. Should any nominee not be a candidate at the time of the Annual Meeting (a situation which is not anticipated), proxies will be voted in favor of the remaining nominees and may also be voted for substitute nominees.

                                   Positions with Company and Principal                   Director
Name                      Age      Occupations And Current Public Directorships            Since
----                      ---      --------------------------------------------           --------
Carl C. Coppola(1)        57       Chairman of the Board, President, Chief                  1984
                                   Executive Officer of the Company and its
                                   predecessors since 1984. President and Chief
                                   Executive Officer of Mark Lighting Fixture
                                   Co., Inc., an unaffiliated entity, for more
                                   than 30 years.

Richard Branca(2)         49       President and Chief Executive Officer of                 1992
                                   Bergen Engineering Co., a construction
                                   company since 1980.

Ronald E. Olszowy         51       President and Chief Executive Officer of                 1992
                                   Nationwide Bail Bonds, which provides bail,
                                   performance and fidelity bonds since 1966.
                                   President of Interstate Insurance Agency
                                   since 1980.


William Westerhoff(1)     59       Retired since June 1992. Prior thereto,                  1992
                                   Partner of Sax, Macy, Fromm & Co., certified
                                   public accountants for more than five years.

Michael Nafash(2)         36       Chairman of the Board, President and Chief               1995
                                   Executive Officer of Evolutions, Inc. (OTC),
                                   an environmental oriented apparel company
                                   since February 1994. On June 6, 1997, three
                                   of Evolutions, Inc.'s subsidiaries filed a
                                   Chapter 11 bankruptcy petition (Case No.
                                   97-B-43791-2-3) In the U.S. Bankruptcy Court
                                   in the Southern district of New York. From
                                   June 1992 to June 1996, employed by Pure Tech
                                   International, Inc. (NASDAQ/NMS:PURT), a
                                   plastics and metal recycling company,
                                   including as Chief Financial Officer from
                                   October 1993 to March 1995.

Yitz Grossman             42       President and Chairman of Target Capital                  NA
                                   Corporation, a financial consulting firm
                                   since 1983.

--------------
(1) Member of the Compensation Committee
(2) Member of the Audit Committee

The Board of Directors Unanimously Recommends That Shareholders Vote FOR the Nominees.

Board of Directors and Committees

      The business of the Company is managed under the direction of the Board of Directors. During the fiscal year ended June 30, 1997, the Board of Directors met six times. In addition the Board took action by unanimous written consent on six occasions. Each member of the Board of Directors participated in all meetings held during fiscal 1997.

      The Board of Directors has established audit and compensation committees. The function of those committees, their current members and the number of meetings held or actions taken are described below.

      Audit Committee. The Audit Committee recommends to the Board of Directors the firm to be appointed as the Company's independent public accountants and monitors the performance of such firm. In addition the committee reviews and approves the scope of the annual audit and reviews and evaluates issues having a potential financial impact on the Company which are brought to its attention by management, the independent public accountants or the Board of Directors. The committee also reviews all public financial reporting documents of the Company.

Messrs. Branca and Nafash currently are members of the Audit Committee. The Audit Committee met on September 17, 1997 to review the audit and public filings for the fiscal year ended 1997. The Audit Committee plans to meet at least once a year to review the year end results and audit of the Company and to review quarterly reports when available.

      Compensation Committee. The Compensation Committee establishes the compensation policies for executive officers of the Company, evaluates and approves the compensation of the Chief Executive Officer and reviews his recommendations as to the compensation of the other executive officers. The Compensation Committee also administers the Company's 1993 Incentive Stock Option Plan. Messrs. Coppola and Westerhoff currently are members of the Compensation Committee. The Compensation Committee met on September 17, 1997 to review the fiscal year ended June 30, 1997 compensation arrangements and to consideration compensation plans for the future. The Compensation Committee plans to meet at least once a year to review the compensation arrangements of the Company's executive officers.

      The Company does not have a nominating or executive committee. The customary functions of these committees are performed by the Board of Directors as a whole.

Director's Compensation

      Directors have not receive any cash compensation for serving as Directors or on Board Committees but have and will continue to be reimbursed for travel expenses incurred in attending meetings. In lieu of cash compensation customarily paid to nonemployee directors, the Company has established a policy of granting stock options to directors exercisable at the bid price of the Common Stock on the date of grant. On September 19, 1996, each of the outside directors received five-year options to purchase 30,000 shares of Common Stock at $ 5.75 per share the fair market value on the date of grant. On February 7, 1997, each of the outside directors received five-year options to purchase 30,000 shares of Common Stock at $ 2.00 per share the fair market value on the date of grant. Effective September 17, 1997, each outside director will receive $1,000 for each meeting attended. These fees will be accrued but remain unpaid until Mark's financial condition sufficiently improves as determined by Mr. Coppola. Future compensation policies will be reviewed annually based upon the Company's financial condition and results of operations.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

      Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors, executive officers and 10% shareholders to file with the Securities and Exchange Commission reports of ownership and changes in ownership of the Company's equity securities including its Common Stock. Such persons are also required to furnish the Company with such reports.

      To the Company's knowledge during the fiscal year ended June 30, 1997, all
Section 16(a) filing requirements were satisfied.

                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                                 AND MANAGEMENT

      The following table sets forth certain information with respect to each beneficial owner of 5% or more of the Common Stock, each Director/Nominee of the Company, each executive officer of the Company who is named in the Summary Compensation Table below and all executive officers and Directors/Nominees as a group as of October 13, 1997. The persons named in the table have sole voting and investment power with respect to all shares of Common Stock owned by them, unless otherwise noted.

                                       Number of Shares          % of Shares
Beneficial Owner                            Owned                Outstanding
----------------                       ----------------          -----------

Carl C. Coppola
c/o Mark Solutions, Inc.
1515 Broad Street
Bloomfield, NJ  07607                     2,706,400(1)               15.2%

Marquise LLC
411 West Putnam Avenue
Greenwich, CT  06830                      1,237,500(2)                7.3%

Joseph Salvani
1 Duran Avenue
Ridgewood, NJ  07450                      1,159,956(3)                6.8%

Walter Grossman
277 North Avenue
Westport, CT 06880                          862,713(4)                5.1%

William  Westerhoff                          65,000(5)                (6)

Richard Branca                              130,000(5)                (6)

Ronald E. Olszowy                           115,000(5)                (6)

Michael Nafash                               86,000(7)                (6)

Yitz Grossman

All executive officers
 and Directors as
 a group (6 persons)                  3,277,300(8)                   18.0%

(1) Includes 63,200 shares held in trust for the benefit of three children of Mr. Coppola. Mr. Coppola disclaims beneficial ownership of these shares. Also includes 950,000 shares of Common Stock issuable upon exercise of warrants which are presently exercisable.

(2) Marquise LLC has shares dispositive and voting power with respect to these shares. Includes 150,000 shares of Common Stock owned by affiliates.

(3) Includes 100,000 shares of Common Stock issuable upon exercise of warrants which are presently exercisable.

(4) Includes 112,000 shares held in trust for the benefit of two children of Mr. Grossman. Mr. Grossman disclaims beneficial ownership of these shares.

(5) Represents or includes 65,000 shares of Common Stock issuable pursuant to options which are presently exercisable.

(6)  Less than 1%

(7) Includes 85,000 warrants shares of Common Stock issuable pursuant to options and warrants which are presently exercisable.

(8) Includes 1,360,000 shares of Common Stock issuable upon exercise of warrants or options which are presently exercisable.

                             EXECUTIVE COMPENSATION

Summary Compensation Table

      The following table sets forth the amount of all compensation paid to each of the Company's executive officers whose compensation exceeded $100,000, including its Chief Executive Officer, for the Company's last three fiscal years ended June 30.

===============================================================================================================================
|                    |       |          Annual Compensation         |          Long Term Compensation          |              |
|                    |       |                                      |              Awards/Payouts              |              |
===============================================================================================================================
| Name and           | Year  | Salary ($)  | Bonus  | Other Annual  | Restricted   | Options/SARs | LTIP       | All other    |
| Principal          |       |             |  ($)   | Compensation  | Stock        | #            | Payouts $  | Compensation |
| Position           |       |             |        |               | Awards $     |              |            |              |
-------------------------------------------------------------------------------------------------------------------------------
| Carl Coppola,      |       |             |        |               |              |              |            |              |
| President & CEO    | 1997  | $ 300,000   |   -0-  |       -0-     |     -0-      | 750,000      |    -0-     |    -0-       |
|                    | 1996  | $ 275,000   |   -0-  |       -0-     |     -0-      |   -0-        |    -0-     |    -0-       |
|                    | 1995  | $ 250,000   |   -0-  |       -0-     |     -0-      | 200,000      |    -0-     |    -0-       |
===============================================================================================================================

Options/SAR Grants in Fiscal Year 1997

     The following table sets forth individual grants of stock options to the named executive officers in the Summary Compensation Table above for the fiscal year ended June 30, 1997.

                                                                                       Potential
                                                                                    Realizable Value
                                                                                       at Assumed
                                                                                    Annual Rates of
                                                                                      Stock Price
                                                                                    Appreciation for
                                                                                     Option Term (1)
                                                                                    ----------------
                                      % of Total
                                       Options
                         Options      Granted to       Exercise
                         Granted     Employees in        Price        Expiration
Name                      (#)(2)      Fiscal Year       ($/Sh)           Date             5% ($)          10% ($)
----                     -------     ------------      --------       ----------         --------        --------
Carl Coppola             250,000         24.2%          $ 1.25         05/29/00          $ 41,000        $ 88,000
                         250,000         24.2%          $2.00          05/29/00              0
                         250,000         24.2%          $2.75          05/29/00              0


--------------
(1) The potential realizable value portion of the foregoing table illustrates value that might be realized upon exercise of the options immediately prior to the expiration of their term, assuming the specified compounded rates of appreciation on the Common Stock over the term of the options. These numbers do not take into account provisions of certain options providing for termination of the option following termination of employment, nontransferability or differences in vesting periods.

(2)  Closing sales price on date of option grants was $ 1.25 per share.

1997 Fiscal Year End Option Values

      The following table sets forth the value of options granted to the named officers in the Summary Compensation Table above for the fiscal year ended June 30, 1997.

                       Number of Securities         Value of Unexercised
                      Underlying Unexercised        in-the Money Options
                    Options at Fiscal Year (#)     at Fiscal Year End ($)
Name                 Exercisable/Unexercisable           Exercisable
----                --------------------------     ----------------------
Carl Coppola                 950,000/0                $ 1,562,500 (1)

--------------
(1) Based upon a closing sales price of $ 3-3/4 per share of Common Stock on September 23, 1997.

Employment Agreements

      Pursuant to a three-year employment agreement expiring on June 30, 2000, Mr. Coppola receives an annual base salary of $200,000 and was granted three-year options to purchase 250,000 shares of Common Stock at an exercise price of $1.25; 250,000 shares of Common Stock at an exercise price of $2.00 and 250,000 shares of Common Stock at an exercise price of $2.75. In addition, Mr. Coppola is entitled to reimbursement of expenses not to exceed $15,000 annually and is provided with an automobile and maintenance and use reimbursement by the Company. Mr. Coppola's employment is terminable by the Company upon 90 days written notice and provides for a two-year non-compete period to take effect upon the termination of Mr. Coppola's employment.

Report of the Board of Directors on Executive Compensation

      The compensation of the Chief Executive Officer of the Company is determined and evaluated by the Board of Directors. The Board's determinations regarding such compensation are based on a number of factors including (i) providing a level of compensation designed to retain a superior executive in a highly competitive environment, (ii) the individual's contribution to the Company and its operations, (iii) evaluation of the progress achieved as compared to prior periods in establishing the Company's competitive position, and (iv) consideration of the overall operating and financial performance of the Company during the relevant operating period as compared with prior operating periods.

      Compensation for the Company's other executive officers is determined based upon the recommendation of the Chief Executive Officer who considers the same factors considered by the Board of Directors in establishing the compensation of the Chief Executive Officer. The Company has not established a policy with regard to Section 162(m) of the Internal Revenue Code of 1986, as amended, since the Company has not and does not anticipate paying annual compensation in excess of $1,000,000 to any employee.

      The Company applies a consistent approach to compensation for all employees, including senior management. This approached is based on the believe that the achievements of the Company result from coordinated efforts of all employees working toward common objectives.

      As described above under "Employment Agreements" Mr. Coppola will receive an annual base salary of $200,000 through fiscal year end June 30, 2000.

            The Board of Directors

                  Carl Coppola (Chairman)         William Westerhoff
                  Richard Branca                  Michael Nafash
                  Ronald E. Olszowy

                             STOCK PERFORMANCE GRAPH

      The following graph compares the total cumulative return on the Company's Common Stock during the five fiscal years ended June 30, 1997 with the cumulative total return on the NASDAQ Stock Market (US & Foreign) and NASDAQ Stocks (SIC 3400-3499 US Companies), assuming an investment of $ 100 in each on November 11, 1993 and the reinvestment of all dividends. The information is presented from November 11, 1993 the first day after the Common Stock was listed on the NASDAQ Small Cap Market tier of the NASDAQ Stock Market.

                          PERFORMANCE GRAPH
SYMBOL                    DATA POINTS                            11/11/93    06/30/94    06/30/95    06/30/96    06/30/97
=========================================================================================================================
___________________       Mark Solutions, Inc. Common Stock        100.0        64.5        75.8        83.9       **.*

-------------------------------------------------------------------------------------------------------------------------

                          NASDAQ Stock Market
- - -  -----  - - -       (US & Foreign)                           100.0        90.7       118.9       153.3       **.*
-------------------------------------------------------------------------------------------------------------------------

                          NASDAQ Stocks
- - - - - - - - - -       (SIC 3400-3499 US Companies)
                          Fabricated Metal Products
                          except machinery
                          & transportation equipment               100.0       101.9       119.4       147.9       ***.*
-------------------------------------------------------------------------------------------------------------------------

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      The Company purchases lighting fixtures, fabricating services and other related services from Mark Lighting Fixture Co., Inc. ("Mark Lighting"), a company wholly owned by Carl Coppola, President and Chief Executive Officer of the Company. For the fiscal year ended June 30, 1997, Mark paid Mark Lighting $240,739 for such goods and services.

      The Company purchased goods and fabricating services from Metalite, Inc. ("Metalite"), a company wholly owned by Carl Coppola's brother. For the fiscal year ended June 30, 1997, Mark paid Metalite $13,510 for such goods and services. For the fiscal year ended June 30, 1997, Mark sold Metalite goods and services for $1,856.


      In connection with several modular cell projects, Carl Coppola provided third party guarantees to assist Mark in obtaining required performance and completion bonds. As compensation for providing these guarantees, Mr. Coppola will receive $95,785 representing five percent of the gross proceeds from these projects. Such fees will be accrued but not paid until the Company's financial condition sufficiently improves as determined by the Board of Directors.

      On January 10, 1997, the Company extended the expiration date of the warrants to purchase 200,000 at $ 2.50 per share issued to Mr. Coppola from January 15, 1997 to December 31, 1997.

      In May 1997 Mr. Coppola made loans aggregating $160,000 to the Company for working capital purposes. The loans are represented by demand notes with an annual interest rate of 10% payable semiannually. These notes remain outstanding.

      Effective July 1, 1997, the Company and Mr. Coppola entered into an employment agreement. See "Executive Compensation. Employment Agreements" for the terms of such agreement.

      On September 19, 1996, the Company extended the expiration date of the warrants to purchase 150,000 at $ 2.625 per share issued to Bergen Engineering Co. Inc. for one year to November 3, 1997.

      The Company grants each nonemployee director options as compensation for serving on the Board of Directors. On September 19, 1996, each of the nonemployee directors was granted five-year options to purchase 30,000 shares of Common Stock at $ 5.75 per share, the closing sales price on the date of grant. On February 7, 1997, each of the nonemployee directors was granted five-year options to purchase 30,000 shares of Common Stock at $ 2.00 per share, the closing sales price on the date of grant.

      On December 23, 1996 the Company extended the expiration date of the warrants to purchase 150,000 at $ 5.00 per share issued to Joseph Salvani for one year to December 31, 1997.

      On June 18, 1997, the Company granted to Joseph Salvani, a principal shareholder, two-year warrants to purchase 100,000 shares of Common Stock at $
2.00 per share as compensation for consulting services rendered and to be rendered.

      Management believes that each of the foregoing transactions are on terms no less favorable to the Company than could be obtained from unaffiliated third parties.

                                 PROPOSAL NO. 2
                  INCREASE OF AUTHORIZED SHARES OF COMMON STOCK
                              TO 50,000,000 SHARES

      The Board of Directors propose that the shareholders of the Company authorize an amendment to the Company's Certificate of Incorporation to increase the number of authorized shares of Common Stock from 25,000,000 to 50,000,000 shares. The Board of Directors recommends that this increase in the authorized shares of Common Stock be approved by the shareholders.

      The proposed amendment to the Certificate of Incorporation would revise Article Fourth to read in its entirety as follows:

   "FOURTH: The Corporation shall be authorized to issue the following shares:

                                    Number of
                 Class                Shares            Par Value
             ------------           ----------          ---------

             Common Stock           50,000,000            $ .01

      As of October 13, 1997, there were 16,862,586 shares of Common Stock issued and outstanding and 6,939,250 shares of Common Stock were reserved for issuance in connection with the Company's (i) Incentive Stock Option Plan, (ii) outstanding warrants and options and (iii) convertible debentures. Adoption of the proposed amendment provides for approximately 26,200,000 shares of Common Stock for future issuance. There are no present commitments, arrangements or plans to issue any of the additional Common Stock. Nevertheless, all authorized but unissued shares (including the additional shares of Common Stock) are issuable by the Company upon authorization of the Board of Directors without further action by the shareholders unless otherwise required by applicable law.

      The Board of Directors believes that the proposed increase in the number of authorized shares of Common stock is in the best interest of the shareholders. The Board of Directors believes that the Company should have sufficient authorized but unissued shares for issuance in connection with sale of stock to raise additional working capital, mergers and acquisitions, employee benefits plans, stock dividends and splits and other proper business purposes. In many situations prompt action may be required which would not permit seeking shareholder approval to authorize additional shares for a specific transaction or purpose on a timely basis. The Board of Directors believes that it is important to have the flexibility to act promptly in the best interests of shareholders.

      In general, the future issuance of additional shares of Common Stock, other than on a pro rata basis, will dilute the ownership of the current shareholders. In addition, the increased number of authorized shares of Common Stock could have potential anti-takeover effects in that the shares could be used to (i) issue control blocks to persons or entities considered favorable by management or (ii) create a shareholders rights plan. The existence of such a block of authorized but unissued shares, and the Board of Directors' ability to issue such shares without shareholder approval, may deter persons from seeking to acquire the Company on a hostile basis and could make any attempt at gaining control of the Company or changing management of the Company more difficult or time consuming. The Board of Directors purpose for seeking an increase in the number of authorized shares of Common Stock is not for anti-takeover purposes.

The Board of Directors Unanimously Recommends That Shareholders Vote FOR Proposal No. 2.

                                  OTHER MATTERS

      The Company knows of no other business that will be presented for consideration at the Annual Meeting. However, the enclosed proxy confers discretionary authority to vote with respect to those matters described in Rule 14a-4(c) under the Securities Exchange Act of 1934 (the "Exchange Act"), including matters that the Board of Directors does not know, a reasonable time before proxy solicitation, are to be presented at the Annual Meeting. If any such matters are presented at the Annual Meeting, then the proxy agents named in the proxy card will have the discretionary authority to vote the shares in accordance with their best judgment.

                  SHAREHOLDER PROPOSALS FOR 1998 ANNUAL MEETING

      Any shareholder who wishes to present a proposal to be considered at the 1998 annual meeting of shareholders and who wishes to have such proposal receive consideration for inclusion in the Company's proxy statement must deliver such proposal in writing to the Company at Parkway Technical Center, 1515 Broad Street, Bloomfield, New Jersey 07003 not later than July 1, 1998. Any shareholder proposal must comply with the requirements of Rule 14a-8 under the Exchange Act.

                           ANNUAL REPORT AND FORM 10-K

       The 1997 Annual Report to Shareholders, including financial statements, is being mailed herewith. If you did not receive a copy please advise the Company and another will be sent to you. A copy of the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 1997, as filed with the Securities and Exchange Commission, may be obtained without charge by any shareholder of record on the Record Date upon written request to the Company's executive offices, Attention: Corporate Secretary.

By Order of the Board of Directors,

CARL COPPOLA, Chairman

October 14, 1997
Bloomfield, New Jersey

PROXY                          MARK SOLUTIONS, INC.
                                1515 Broad Street
                          Bloomfield, New Jersey 07003
                 This Proxy is being solicited on Behalf of the
                     Mark Solutions, Inc. Board of Directors

The undersigned hereby appoints Carl C. Coppola and Cheryl Gomes, and either of them, as proxies, each of them with the power to appoint his substitute, and hereby authorizes either of them to represent and to vote, as designated below, all the shares of Common Stock of Mark Solutions, Inc. ("Mark") held of record by the undersigned on October 13, 1997 or with respect to which the undersigned is otherwise entitled to vote or act, at the Annual Meeting of Shareholders to be held on December 4, 1997 (the "Annual Meeting"), or any adjournment thereof.

1. ELECTION OF DIRECTORS .....................     [ ] FOR all nominees listed below     [ ] WITHHOLD authority
                                                (except as marked to the contrary below)     to vote for all nominees listed below

             (INSTRUCTION: To withhold authority for any individual,
                 mark the box next to the nominees name below.)
     Carl C. Coppola   [ ]     Richard Branca     [ ]     Michael Nafash [ ]
     Ronald E. Olszowy [ ]     William Westerhoff [ ]     Yitz Grossman  [ ]

2. To approve the increase in the authorized shares of Common Stock from 25,000,000 to 50,000,000 shares.
               FOR [ ]         AGAINST [ ]        ABSTAIN [ ]

3. In their discretion the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting or any adjournment thereof, upon matters incident to the conduct of the Annual Meeting and upon the election of substituted nominees for Director designated by the Board of Directors if one or more of the persons named above is unable to serve as a Director.

                   (To be signed and dated on the other side)

                           (Continued from other side)

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE DIRECTORS AND FOR PROPOSAL NO. 2, AND AUTHORITY WILL BE DEEMED GRANTED UNDER PROPOSAL NO. 3.

                              Dated: ___________________________________, 1997


                              ________________________________________________
                                                 Signature


                              ________________________________________________
                                          Signature if held jointly

                              Please sign exactly as the name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

           PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY
                          USING THE ENCLOSED ENVELOPE.